Exhibit 99.1

McKESSON REPORTS FISCAL 2015 FOURTH-QUARTER

AND FULL-YEAR RESULTS

•	Revenues of $44.9 billion for the fourth quarter and $179.0 billion for the full year, up 30% year-over-year.

•	Fourth-quarter GAAP earnings per diluted share from continuing operations of $1.69 and full-year GAAP earnings per diluted share from continuing operations of $7.54, up 24% year-over-year.

•	Fourth-quarter Adjusted Earnings per diluted share of $2.94 and full-year Adjusted Earnings per diluted share of $11.11, up 29% year-over-year.

•	Fiscal 2015 cash flow from operations of $3.1 billion.

•	Board of Directors authorized a new $500 million share repurchase program.

•	Fiscal 2016 Outlook: Adjusted Earnings per diluted share of $12.20 to $12.70.

SAN FRANCISCO, May 12, 2015 – McKesson Corporation (NYSE:MCK) today reported that revenues for the fourth quarter ended March 31, 2015 were $44.9 billion, up 19% compared to $37.8 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), fourth-quarter earnings per diluted share from continuing operations was $1.69 compared to $1.72 a year ago. Fourth-quarter GAAP earnings from continuing operations include a pre and post-tax charge of $150 million, or 64 cents per diluted share, related to a previously disclosed settlement agreement in principle with the U.S. Drug Enforcement Administration (DEA) and the U.S. Department of Justice (DOJ) regarding McKesson’s monitoring and reporting of controlled substances orders.

For the fiscal year, McKesson had revenues of $179.0 billion compared to $137.4 billion a year ago, up 30% year-over-year. Full-year GAAP earnings per diluted share from continuing operations was $7.54 compared to $6.08 a year ago, up 24% year-over-year.

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments reflecting changes to the company’s reserves for controlled substance distribution claims and average wholesale price litigation matters, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Fourth-quarter Adjusted Earnings per diluted share was $2.94, up 8% compared to $2.71 a year ago. Full-year Adjusted Earnings per diluted share was $11.11, up 29% compared to $8.60 for the prior year.

“Our fourth-quarter results wrapped up another year of outstanding earnings growth, led by strong execution in our Distribution Solutions segment,” said John H. Hammergren, chairman and chief executive officer. “For the full year, adjusted earnings per diluted share increased 29% from the prior year. Our strong financial and operating performance combined with our disciplined portfolio approach to capital deployment provides strong momentum for Fiscal 2016.”

For the full year, McKesson generated cash from operations of $3.1 billion, and ended the year with cash and cash equivalents of $5.3 billion. During the year, McKesson had internal capital spending of $545 million, spent $170 million on acquisitions, repurchased $340 million of its common stock and paid $227 million in dividends.

In addition, the Board of Directors has issued a new authorization for the repurchase of up to $500 million of common stock.

“In Fiscal 2015, we continued our strong track record of creating value for our shareholders with solid cash flow results and investments in the future growth of our business,” Hammergren commented.  “During the fourth quarter, we repurchased $340 million in common stock as part of our portfolio approach to capital deployment which includes maintaining our investment-grade ratings, while deploying our capital through a mix of internal investments, acquisitions, share repurchases and dividends.”

Segment Results

Distribution Solutions revenues were up 19% on a reported basis and 23% on a constant currency basis for the fourth quarter. For the full year, Distribution Solutions revenues were up 31% on a reported basis and 33% on a constant currency basis compared to the prior year.

North America pharmaceutical distribution and services revenues, which include results from U.S. Pharmaceutical, McKesson Canada and McKesson Specialty Health, were up 18% on a reported basis and 19% and constant currency basis for the fourth quarter, primarily reflecting market growth and growth from existing customers. For the full year, North America pharmaceutical distribution and services revenues were up 16% on a reported basis and 17% on a constant currency basis compared to the prior year.

International pharmaceutical distribution and services revenues were $5.9 billion for the fourth quarter and $26.4 billion for the full year, an increase of 3% for the quarter and 5% for the full year on the underlying results of Celesio on a constant currency basis. As previously announced, full-year and prior-year results for the Brazilian businesses, PanPharma and Oncoprod, are reported as discontinued operations.

Medical-Surgical distribution and services revenues were up 5% for the fourth quarter and full year driven by market growth.

In the fourth quarter, Distribution Solutions GAAP operating profit was $714 million and GAAP operating margin was 1.62%. Fourth-quarter adjusted operating profit was $1.1 billion and adjusted operating margin was 2.43%. For the full year, GAAP operating profit was $3.0 billion and GAAP operating margin was 1.73%. For the full year, adjusted operating profit was $4.2 billion, up 30% on a reported basis and 31% on a constant currency basis from the prior year, and adjusted operating margin was 2.38%.

“Distribution Solutions had another outstanding year with strong performance across the segment. We continue to deliver tremendous value for our customers by developing solutions that help drive better business health. We are proud to be a global leader in healthcare services while remaining grounded in our tradition of operational excellence in everything we do,” said Hammergren.

Technology Solutions products and services revenues were down 10% for the fourth quarter and down 8% for the full year. Fourth-quarter and full-year Technology Solutions revenues were impacted by an anticipated year-over-year decline in our hospital software business, the planned elimination of a product line, and the previously disclosed wind down of our international technology business. This revenue decline was partially offset by growth in our other technology businesses.

In the fourth quarter, GAAP operating profit was $133 million and GAAP operating margin was 17.14%. Fourth-quarter adjusted operating profit was $143 million and adjusted operating margin was 18.43%. For the full year, GAAP operating profit was $438 million and GAAP operating margin was 14.27%. For the full year, adjusted operating profit was $486 million and adjusted operating margin was 15.84%.

“I am encouraged by the solid results in our Relay Health, Payer Solutions and Medical Imaging businesses for Fiscal 2015. At the same time, we continue to optimize our portfolio in Technology Solutions and focus on helping our customers use information technology strategically to enable better business, better care, and better connectivity,” Hammergren said.

Fiscal Year 2015 Reconciliation of GAAP Results to Adjusted Earnings

Adjusted Earnings per diluted share of $11.11 for the fiscal year ended March 31, 2015 excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of $1.43 per diluted share.

•	Acquisition expenses and related adjustments of 63 cents per diluted share.

•	Certain claim and litigation reserve adjustments of 64 cents per diluted share.

•	LIFO inventory-related adjustments of 87 cents per diluted share.

Fiscal Year 2016 Outlook

“Our Fiscal 2016 guidance reflects strong growth across our broad portfolio of businesses. McKesson expects Adjusted Earnings per diluted share of $12.20 to $12.70 for the fiscal year ending March 31, 2016, representing 12% to 16% growth year-over-year on a constant currency basis,” Hammergren concluded.

Key Assumptions for Fiscal Year 2016 Outlook

The Fiscal 2016 outlook is based on the following key assumptions and is also subject to the Risk Factors outlined below:

•	Distribution Solutions revenue growth is expected to increase by mid-single digits driven by market growth.

•	We expect North America pharmaceutical distribution and services will deliver high-single digit revenue growth in Fiscal 2016 compared to Fiscal 2015.

•	International pharmaceutical and distribution services revenues are expected to be flat year-over-year on a constant currency basis.

•	Medical-Surgical distribution and services is expected to deliver mid-single digit revenue growth in Fiscal 2016 compared to Fiscal 2015.

•	Fiscal 2016 branded drug price trends in the U.S. market are expected to be similar to those we experienced in Fiscal 2015.

•	Price trends on generic drugs outside an exclusivity period, in the U.S. market, are expected to be slightly below those we experienced in Fiscal 2015.

•	We expect the profit contribution from the launch of new oral generic pharmaceuticals in the U.S. market will decrease year-over-year.

•	Technology Solutions revenue is expected to decline mid-single digits year-over-year driven by an anticipated revenue decline in our hospital software business and the pending sale of a business line during Fiscal 2016.

•	The guidance range assumes a full-year adjusted tax rate of approximately 31.5%, which may vary from quarter to quarter.

•	Property acquisitions and capitalized software expenditures should be between $600 million and $650 million.

•	We assume that our ownership position in Celesio will be approximately 76% for Fiscal 2016.

•	The guidance range assumes an exchange rate of $1.10 per Euro.

•	Weighted average diluted shares used in the calculation of earnings per share are expected to be approximately 236 million for the year.

•	Cash flow from operations is expected to be approximately $3 billion.

•	Based on acquisitions announced as of March 31, 2015:

•	We expect amortization of acquisition-related intangible assets of approximately $1.23 per diluted share.

•	We expect acquisition expenses and related adjustments of 29 cents per diluted share.

•	We expect LIFO inventory-related charges of 86 cents per diluted share.

•	The Fiscal 2016 guidance range does not include any potential claim or litigation reserve adjustments, or the impact of any potential new acquisitions and divestitures, and impairments or material restructurings.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; foreign currency fluctuations; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; malfunction, failure or breach of sophisticated internal information systems to perform as designed; cyber attacks or other privacy and data security incidents; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; and withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 5:00PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 3809029. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

About McKesson

McKesson Corporation, currently ranked 15th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

###

Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31,			Year Ended March 31,
	2015	2014	Change	2015	2014	Change
Revenues	$44,925	$37,832	19%	$179,045	$137,392	30%
Cost of sales (1)	(42,008)	(35,281)	19	(167,634)	(129,040)	30

Gross profit	2,917	2,551	14	11,411	8,352	37
Operating expenses	(2,067)	(1,946)	6	(8,293)	(5,845)	42
Claim and litigation charges (2)	(150)	—	—	(150)	(68)	121

Total operating expenses	(2,217)	(1,946)	14	(8,443)	(5,913)	43

Operating income	700	605	16	2,968	2,439	22
Other income, net	10	23	(57)	63	32	97
Interest expense	(90)	(113)	(20)	(374)	(300)	25

Income from continuing operations before income taxes	620	515	20	2,657	2,171	22
Income tax expense (3)	(209)	(116)	80	(815)	(757)	8

Income from continuing operations after tax	411	399	3	1,842	1,414	30
Loss from discontinued operations, net of tax (4)	(267)	(34)	685	(299)	(156)	92

Net income	144	365	(61)	1,543	1,258	23
Net income attributable to noncontrolling interests (5)	(12)	5	—	(67)	5	—

Net income attributable to McKesson Corporation	$132	$370	(64)	$1,476	$1,263	17

Earnings (loss) per common share attributable to McKesson Corporation (6)
Diluted
Continuing operations	$1.69	$1.72	(2)%	$7.54	$6.08	24%
Discontinued operations	(1.13)	(0.14)	707	(1.27)	(0.67)	90

Total	$0.56	$1.58	(65)	$6.27	$5.41	16

Basic
Continuing operations	$1.72	$1.76	(2)%	$7.66	$6.19	24%
Discontinued operations	(1.15)	(0.15)	667	(1.29)	(0.68)	90

Total	$0.57	$1.61	(65)	$6.37	$5.51	16

Dividends declared per common share	$0.24	$0.24		$0.96	$0.92

Weighted average common shares
Diluted	236	235	—%	235	233	1%
Basic	232	230	1	232	229	1

(1)	Fourth quarter and fiscal year 2015 include charges of $50 million and $337 million related to our last-in-first-out (“LIFO”) method of accounting for inventories, and for the fourth quarter and fiscal year 2014 include charges of $125 million and $311 million. Fourth quarter and fiscal year 2014 also include a $40 million charge associated with the reversal of a step-up to fair value of Celesio AG’s (“Celesio”) inventory at the date of acquisition.
(2)	Fiscal year 2015 represents a charge related to the settlement of our controlled substance distribution claims. Fiscal year 2014 represents charges for our Average Wholesale Price (“AWP”) litigation.
(3)	Fiscal year 2014 includes a charge of $122 million related to our litigation with the Canadian Revenue Agency.
(4)	Fiscal year 2015 includes $241 million pre-tax ($235 million after-tax) non-cash impairment charges related to our Brazilian pharmaceutical business. Fiscal year 2014 includes an $80 million pre-tax and after-tax non-cash impairment charge related to our International Technology business, which was sold in part during the second quarter of fiscal year 2015.
(5)	Fiscal year 2015 primarily reflects guaranteed dividends and recurring compensation that McKesson became obligated to pay to the noncontrolling interests of McKesson’s subsidiary, Celesio, upon the December 2, 2014 effectiveness of the Domination and Profit and Loss Transfer agreement.
(6)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31, 2015						Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Revenues	$44,925	$—	$—	$—	$—	$44,925	19%	19%

Gross profit	$2,917	$2	$—	$—	$50	$2,969	14	11
Operating expenses	(2,217)	106	62	150	—	(1,899)	14	9
Other income, net	10	2	—	—	—	12	(57)	(50)
Interest expense	(90)	—	—	—	—	(90)	(20)	17

Income from continuing operations before income taxes	620	110	62	150	50	992	20	14
Income tax expense	(209)	(36)	(23)	—	(19)	(287)	80	22

Income from continuing operations after tax	411	74	39	150	31	705	3	11
Net income attributable to noncontrolling interests (1)	(12)	—	—	—	—	(12)	—	200

Income from continuing operations, net of tax, attributable to McKesson Corporation	$399	$74	$39	$150	$31	$693	(1)	9

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (2)	$1.69	$0.31	$0.17	$0.64	$0.13	$2.94	(2)%	8%

Diluted weighted average common shares	236	236	236	236	236	236	—%	—%

	Quarter Ended March 31, 2014
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Revenues	$37,832	$—	$—	$—	$—	$37,832

Gross profit (3)	$2,551	$(4)	$—	$—	$125	$2,672
Operating expenses	(1,946)	112	89	—	—	(1,745)
Other income, net	23	—	1	—	—	24
Interest expense	(113)	—	36	—	—	(77)

Income from continuing operations before income taxes	515	108	126	—	125	874
Income tax expense	(116)	(36)	(36)	—	(48)	(236)

Income from continuing operations after tax	399	72	90	—	77	638
Net income attributable to noncontrolling interests	5	(7)	(2)	—	—	(4)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$404	$65	$88	$—	$77	$634

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (2)	$1.72	$0.28	$0.38	$—	$0.33	$2.71

Diluted weighted average common shares	235	235	235	—	235	235

(1)	Fiscal year 2015 primarily reflects recurring compensation that McKesson became obligated to pay to the noncontrolling interests of McKesson’s subsidiary, Celesio, upon the December 2, 2014 effectiveness of the Domination and Profit and Loss Transfer agreement.
(2)	Certain computations may reflect rounding adjustments.
(3)	Fiscal year 2014 includes a $40 million charge associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Year Ended March 31, 2015						Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Revenues	$179,045	$—	$—	$—	$—	$179,045	30%	30%

Gross profit	$11,411	$9	$1	$—	$337	$11,758	37	36
Operating expenses	(8,443)	483	223	150	—	(7,587)	43	41
Other income, net	63	2	—	—	—	65	97	41
Interest expense	(374)	—	—	—	—	(374)	25	47

Income from continuing operations before income taxes	2,657	494	224	150	337	3,862	22	25
Income tax expense	(815)	(157)	(78)	—	(131)	(1,181)	8	10

Income from continuing operations after tax	1,842	337	146	150	206	2,681	30	33
Net income attributable to noncontrolling interests (1)	(67)	—	—	—	—	(67)	—	1,575

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,775	$337	$146	$150	$206	$2,614	25	30

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (2)	$7.54	$1.43	$0.63	$0.64	$0.87	$11.11	24%	29%

Diluted weighted average common shares	235	235	235	235	235	235	1%	1%

	Year Ended March 31, 2014
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Revenues	$137,392	$—	$—	$—	$—	$137,392

Gross profit (3)	$8,352	$11	$3	$—	$311	$8,677
Operating expenses	(5,913)	308	155	68	—	(5,382)
Other income, net	32	—	14	—	—	46
Interest expense	(300)	—	46	—	—	(254)

Income from continuing operations before income taxes	2,171	319	218	68	311	3,087
Income tax expense (4)	(757)	(115)	(69)	(15)	(121)	(1,077)

Income from continuing operations after tax	1,414	204	149	53	190	2,010
Net income attributable to noncontrolling interests	5	(7)	(2)	—	—	(4)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,419	$197	$147	$53	$190	$2,006

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (2)	$6.08	$0.85	$0.63	$0.23	$0.81	$8.60

Diluted weighted average common shares	233	233	233	233	233	233

(1)	Fiscal year 2015 primarily reflects guaranteed dividends and recurring compensation that McKesson became obligated to pay to the noncontrolling interests of McKesson’s subsidiary, Celesio, upon the December 2, 2014 effectiveness of the Domination and Profit and Loss Transfer agreement.
(2)	Certain computations may reflect rounding adjustments.
(3)	Fiscal year 2014 includes a $40 million charge associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.
(4)	Fiscal year 2014 includes a charge of $122 million related to our litigation with the Canadian Revenue Agency.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended March 31, 2015			Quarter Ended March 31, 2014			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)		Adjusted Earnings (Non-GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$36,861	$—	$36,861	$31,121	$—	$31,121	18%		18%
International pharmaceutical distribution & services	5,852	—	5,852	4,485	—	4,485	30		30
Medical-Surgical distribution & services	1,436	—	1,436	1,362	—	1,362	5		5

Total Distribution Solutions	44,149	—	44,149	36,968	—	36,968	19		19

Technology Solutions - Products and Services	776	—	776	864	—	864	(10)		(10)

Revenues	$44,925	$—	$44,925	$37,832	$—	$37,832	19		19

GROSS PROFIT
Distribution Solutions (1)	$2,536	$50	$2,586	$2,103	$125	$2,228	21		16
Technology Solutions	381	2	383	448	(4)	444	(15)		(14)

Gross profit	$2,917	$52	$2,969	$2,551	$121	$2,672	14		11

OPERATING EXPENSES
Distribution Solutions	$(1,829)	$308	$(1,521)	$(1,502)	$176	$(1,326)	22		15
Technology Solutions	(248)	8	(240)	(295)	17	(278)	(16)		(14)
Corporate	(140)	2	(138)	(149)	8	(141)	(6)		(2)

Operating expenses	$(2,217)	$318	$(1,899)	$(1,946)	$201	$(1,745)	14		9

OTHER INCOME, NET
Distribution Solutions	$7	$2	$9	$15	$—	$15	(53)		(40)
Technology Solutions	—	—	—	1	—	1	—		—
Corporate	3	—	3	7	1	8	(57)		(63)

Other income, net	$10	$2	$12	$23	$1	$24	(57)		(50)

OPERATING PROFIT
Distribution Solutions (1)	$714	$360	$1,074	$616	$301	$917	16		17
Technology Solutions	133	10	143	154	13	167	(14)		(14)

Operating profit	847	370	1,217	770	314	1,084	10		12
Corporate	(137)	2	(135)	(142)	9	(133)	(4)		2
Interest Expense	(90)	—	(90)	(113)	36	(77)	(20)		17

Income from continuing operations before income taxes (2)	$620	$372	$992	$515	$359	$874	20		14

STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.62%		2.43%	1.67%		2.48%	(5)	bp	(5)	bp
Technology Solutions	17.14		18.43	17.82		19.33	(68)		(90)

(1)	Fiscal year 2014 includes a $40 million charge associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.
(2)	The amount is prior to recording recurring compensation to the noncontrolling interests of McKesson’s subsidiary, Celesio, and net income or loss attributable to the shareholders of noncontrolling interests.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Year Ended March 31, 2015			Year Ended March 31, 2014			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)		Adjusted Earnings (Non-GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$143,711	$—	$143,711	$123,929	$—	$123,929	16%		16%
International pharmaceutical distribution & services	26,358	—	26,358	4,485	—	4,485	488		488
Medical-Surgical distribution & services	5,907	—	5,907	5,648	—	5,648	5		5

Total Distribution Solutions	175,976	—	175,976	134,062	—	134,062	31		31
Technology Solutions - Products and Services	3,069	—	3,069	3,330	—	3,330	(8)		(8)

Revenues	$179,045	$—	$179,045	$137,392	$—	$137,392	30		30

GROSS PROFIT
Distribution Solutions (1)	$9,937	$339	$10,276	$6,745	$312	$7,057	47		46
Technology Solutions	1,474	8	1,482	1,607	13	1,620	(8)		(9)

Gross profit	$11,411	$347	$11,758	$8,352	$325	$8,677	37		36

OPERATING EXPENSES
Distribution Solutions	$(6,938)	$803	$(6,135)	$(4,301)	$443	$(3,858)	61		59
Technology Solutions	(1,039)	40	(999)	(1,161)	67	(1,094)	(11)		(9)
Corporate	(466)	13	(453)	(451)	21	(430)	3		5

Operating expenses	$(8,443)	$856	$(7,587)	$(5,913)	$531	$(5,382)	43		41

OTHER INCOME, NET
Distribution Solutions	$48	$2	$50	$28	$—	$28	71		79
Technology Solutions	3	—	3	2	—	2	50		50
Corporate	12	—	12	2	14	16	500		(25)

Other income, net	$63	$2	$65	$32	$14	$46	97		41

OPERATING PROFIT
Distribution Solutions (1)	$3,047	$1,144	$4,191	$2,472	$755	$3,227	23		30
Technology Solutions	438	48	486	448	80	528	(2)		(8)

Operating profit	3,485	1,192	4,677	2,920	835	3,755	19		25
Corporate	(454)	13	(441)	(449)	35	(414)	1		7
Interest Expense	(374)	—	(374)	(300)	46	(254)	25		47

Income from continuing operations before income taxes (2)	$2,657	$1,205	$3,862	$2,171	$916	$3,087	22		25

STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.73%		2.38%	1.84%		2.41%	(11)	bp	(3)	bp
Technology Solutions	14.27		15.84	13.45		15.86	82		(2)

(1)	Fiscal year 2014 includes a $40 million charge associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.
(2)	The amount is prior to recording guaranteed dividends and recurring compensation to the noncontrolling interests of McKesson’s subsidiary, Celesio, and net income or loss attributable to the shareholders of noncontrolling interests.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended March 31, 2015				Quarter Ended March 31, 2014
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$44,149	$776	$—	$44,925	$36,968	$864	$—	$37,832

Gross profit (1)	$2,536	$381	$—	$2,917	$2,103	$448	$—	$2,551
Operating expenses	(1,829)	(248)	(140)	(2,217)	(1,502)	(295)	(149)	(1,946)
Other income, net	7	—	3	10	15	1	7	23

Income from continuing operations before interest expense and income taxes	714	133	(137)	710	616	154	(142)	628
Interest expense	—	—	(90)	(90)	—	—	(113)	(113)

Income from continuing operations before income taxes (2)	$714	$133	$(227)	$620	$616	$154	$(255)	$515

Pre-Tax Adjustments:
Gross profit	$—	$2	$—	$2	$—	$(4)	$—	$(4)
Operating expenses	97	8	1	106	94	17	1	112
Other income, net	2	—	—	2	—	—	—	—

Amortization of acquisition-related intangibles	99	10	1	110	94	13	1	108
Gross profit	—	—	—	—	—	—	—	—
Operating expenses	61	—	1	62	82	—	7	89
Other income, net	—	—	—	—	—	—	1	1
Interest expense	—	—	—	—	—	—	36	36

Acquisition expenses and related adjustments	61	—	1	62	82	—	44	126
Operating expenses - Claim and litigation reserve adjustments	150	—	—	150	—	—	—	—
Gross profit - LIFO-related adjustments	50	—	—	50	125	—	—	125

Total pre-tax adjustments	$360	$10	$2	$372	$301	$13	$45	$359

Adjusted Earnings (Non-GAAP):
Revenues	$44,149	$776	$—	$44,925	$36,968	$864	$—	$37,832

Gross profit (1)	$2,586	$383	$—	$2,969	$2,228	$444	$—	$2,672
Operating expenses	(1,521)	(240)	(138)	(1,899)	(1,326)	(278)	(141)	(1,745)
Other income, net	9	—	3	12	15	1	8	24

Income from continuing operations before interest expense and income taxes	1,074	143	(135)	1,082	917	167	(133)	951
Interest expense	—	—	(90)	(90)	—	—	(77)	(77)

Income from continuing operations before income taxes (2)	$1,074	$143	$(225)	$992	$917	$167	$(210)	$874

(1)	Fiscal year 2014 includes a $40 million charge associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.
(2)	The amount is prior to recording recurring compensation to the noncontrolling interests of McKesson’s subsidiary, Celesio, and net income or loss attributable to the shareholders of noncontrolling interests.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Year Ended March 31, 2015				Year Ended March 31, 2014
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$175,976	$3,069	$—	$179,045	$134,062	$3,330	$—	$137,392

Gross profit (1)	$9,937	$1,474	$—	$11,411	$6,745	$1,607	$—	$8,352
Operating expenses	(6,938)	(1,039)	(466)	(8,443)	(4,301)	(1,161)	(451)	(5,913)
Other income, net	48	3	12	63	28	2	2	32

Income from continuing operations before interest expense and income taxes	3,047	438	(454)	3,031	2,472	448	(449)	2,471
Interest expense	—	—	(374)	(374)	—	—	(300)	(300)

Income from continuing operations before income taxes (2)	$3,047	$438	$(828)	$2,657	$2,472	$448	$(749)	$2,171

Pre-Tax Adjustments:
Gross profit	$1	$8	$—	$9	$1	$10	$—	$11
Operating expenses	442	40	1	483	255	52	1	308
Other income, net	2	—	—	2	—	—	—	—

Amortization of acquisition-related intangibles	445	48	1	494	256	62	1	319
Gross profit	1	—	—	1	—	3	—	3
Operating expenses	211	—	12	223	120	15	20	155
Other income, net	—	—	—	—	—	—	14	14
Interest expense	—	—	—	—	—	—	46	46

Acquisition expenses and related adjustments	212	—	12	224	120	18	80	218
Operating expenses - Claim and litigation reserve adjustments	150	—	—	150	68	—	—	68
Gross profit - LIFO-related adjustments	337	—	—	337	311	—	—	311

Total pre-tax adjustments	$1,144	$48	$13	$1,205	$755	$80	$81	$916

Adjusted Earnings (Non-GAAP):
Revenues	$175,976	$3,069	$—	$179,045	$134,062	$3,330	$—	$137,392

Gross profit (1)	$10,276	$1,482	$—	$11,758	$7,057	$1,620	$—	$8,677
Operating expenses	(6,135)	(999)	(453)	(7,587)	(3,858)	(1,094)	(430)	(5,382)
Other income, net	50	3	12	65	28	2	16	46

Income from continuing operations before interest expense and income taxes	4,191	486	(441)	4,236	3,227	528	(414)	3,341
Interest expense	—	—	(374)	(374)	—	—	(254)	(254)

Income from continuing operations before income taxes (2)	$4,191	$486	$(815)	$3,862	$3,227	$528	$(668)	$3,087

(1)	Fiscal year 2014 includes a $40 million charge associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.
(2)	The amount is prior to recording guaranteed dividends and recurring compensation to the noncontrolling interests of McKesson’s subsidiary, Celesio, and net income or loss attributable to the shareholders of noncontrolling interests.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	March 31, 2015	March 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$5,341	$4,193
Receivables, net	15,914	13,780
Inventories, net	14,296	12,986
Prepaid expenses and other	1,119	1,877

Total Current Assets	36,670	32,836
Property, Plant and Equipment, Net	2,045	2,196
Goodwill	9,817	9,927
Intangible Assets, Net	3,441	4,871
Other Assets	1,897	1,929

Total Assets	$53,870	$51,759

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$25,166	$21,128
Short-term borrowings	135	248
Deferred revenue	1,078	1,236
Deferred tax liabilities	1,820	1,588
Current portion of long-term debt	1,529	1,417
Other accrued liabilities	3,769	3,998

Total Current Liabilities	33,497	29,615
Long-Term Debt	8,180	8,929
Other Noncurrent Liabilities	2,722	2,897
Commitments and Contingent Liabilities
Redeemable Noncontrolling Interests	1,386	—

McKesson Corporation Stockholders’ Equity	8,001	8,522
Noncontrolling Interests	84	1,796

Total Equity	8,085	10,318

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$53,870	$51,759

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Year Ended March 31,
	2015	2014
OPERATING ACTIVITIES
Net income	$1,543	$1,258
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,017	735
Deferred taxes	171	17
Share-based compensation expense	174	160
LIFO charges	337	311
Other non-cash items	288	210
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(2,821)	(868)
Inventories	(2,144)	(1,182)
Drafts and accounts payable	4,718	2,412
Deferred revenue	(141)	(81)
Taxes	(222)	218
Claim and litigation charges	150	68
Litigation settlement payments	—	(105)
Other	42	(17)

Net cash provided by operating activities	3,112	3,136

INVESTING ACTIVITIES
Property acquisitions	(376)	(278)
Capitalized software expenditures	(169)	(141)
Acquisitions, less cash and cash equivalents acquired	(170)	(4,634)
Proceeds from sale of businesses and equity investment	15	97
Other	23	(90)

Net cash used in investing activities	(677)	(5,046)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	3,100	6,080
Repayments of short-term borrowings	(3,152)	(6,132)
Proceeds from issuances of long-term debt	3	4,124
Repayments of long-term debt	(353)	(348)
Common stock transactions:
Issuances	152	177
Share repurchases, including shares surrendered for tax withholding	(450)	(130)
Dividends paid	(227)	(214)
Other	(41)	62

Net cash provided by (used in) financing activities	(968)	3,619

Effect of exchange rate changes on cash and cash equivalents	(319)	28

Net increase in cash and cash equivalents	1,148	1,737
Cash and cash equivalents at beginning of period	4,193	2,456

Cash and cash equivalents at end of period	$5,341	$4,193

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s financial results determined in accordance with GAAP to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

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Definitions related to Adjusted Earnings (Non-GAAP) Financial Information

Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects. The Company evaluates its definition of Adjusted Earnings on a periodic basis and will update the definition from time to time. The evaluation considers both the quantitative and qualitative aspect of the Company’s presentation of Adjusted Earnings.

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased in connection with business acquisitions by the Company.

Acquisition expenses and related adjustments - Transaction and integration expenses that are directly related to business acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts, and gains or losses on business combinations.

Claim and litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Controlled Substance Distribution Claims and the Average Wholesale Price litigation matters, as such terms are defined in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

LIFO-related adjustments - Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

The Company believes the presentation of non-GAAP measures such as Adjusted Earnings provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Adjusted Earnings assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Adjusted Earnings measure may be defined and calculated differently by other companies in the same industry.

The Company internally uses non-GAAP financial measures such as Adjusted Earnings in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.